                                                                    Exhibit 11.1
                                                                        (1 of 2)


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)



                                                                    Three Months Ended June 30,
                                                      -------------------------------------------------------
                                                                 2001                         2000
                                                      --------------------------    -------------------------
                                                         Basic         Diluted         Basic        Diluted
                                                      -----------    -----------    -----------   -----------
  I.  Shares Outstanding, Net of Treasury
         Stock Purchased and Options Exercised
         During the Period:

            Stock, net ............................     6,632,884      6,632,884      7,012,887     7,012,887
            Purchase of treasury stock (weighted) .                                    (146,530)     (146,530)
                                                      -----------    -----------    -----------   -----------
                                                        6,632,884      6,632,884      6,866,357     6,866,357

 II.  Weighted Equivalent Shares:

            Assumed options and warrants exercised                       168,968                      110,857
                                                      -----------    -----------    -----------   -----------

III.  Weighted Average Shares and Equivalent Shares     6,632,884      6,801,852      6,866,357     6,977,214
                                                      ===========    ===========    ===========   ===========

 IV.  Net Income (Loss) ...........................   $       397    $       397    $     1,024   $     1,024
                                                      ===========    ===========    ===========   ===========

  V.  Net Income (Loss) Per Share .................   $       .06    $       .06    $       .15   $       .15
                                                      ===========    ===========    ===========   ===========




                                                                    Exhibit 11.1
                                                                        (2 of 2)


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)




                                                                     Nine Months Ended June 30,
                                                      --------------------------------------------------------
                                                                 2001                           2000
                                                      --------------------------    --------------------------
                                                         Basic         Diluted         Basic         Diluted
                                                      -----------    -----------    -----------    -----------
  I.  Shares Outstanding, Net of Treasury
         Stock Purchased and Options Exercised
         During the Period:

            Stock, net ............................     6,712,884      6,712,884      7,639,287      7,639,287
            Purchase of treasury stock (weighted) .       (65,580)       (65,580)      (638,240)      (638,240)
                                                      -----------    -----------    -----------    -----------
                                                        6,647,304      6,647,304      7,001,047      7,001,047

 II.  Weighted Equivalent Shares:

            Assumed options and warrants exercised                       190,546                       143,321
                                                      -----------    -----------    -----------    -----------

III.  Weighted Average Shares and Equivalent Shares     6,647,304      6,837,850      7,001,047      7,144,368
                                                      ===========    ===========    ===========    ===========

 IV.  Net Income (Loss) ...........................   $     3,038    $     3,038    $     1,006    $     1,006
                                                      ===========    ===========    ===========    ===========

  V.  Net Income (Loss) Per Share .................   $       .46    $       .44    $       .14    $       .14
                                                      ===========    ===========    ===========    ===========

